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Surf Air Mobility Reports Second Quarter 2025 Financial Results,

Exceeding Revenue and Adjusted EBITDA Guidance

Second Quarter Revenue of $27.4 Million, Exceeding Guidance Range

of $23.5 - $26.5 Million

Second Quarter Adjusted EBITDA Loss of $9.5 Million,

Outperforming Guidance Range of $10.0 - $13.0 Million Loss

Company Further Strengthens Balance Sheet with $44.7 Million of Equity Capital

Raised During Quarter

Key Operating Performance Indicators Significantly Improved and

Airline Operations Profitable(1) for the Quarter

After Quarter End, Company Entered into a Five-Year Agreement with Palantir, Expanding Relationship to Include Exclusivity with Respect to the Configuration and Sale of Software to the Part 135 Regional Air Mobility Market

Company Issues Third Quarter 2025 Guidance and Reaffirms Full Year Guidance

LOS ANGELES – August 12, 2025 – Surf Air Mobility Inc. (NYSE: SRFM) (the “Company” or “Surf Air Mobility”), a leading regional air mobility platform, today reported financial results for the second quarter ended June 30, 2025.

“The operational and financial results of the second quarter reflect an inflection point in the trajectory of the company,” said Deanna White, Chief Executive Officer and Chief Operating Officer of Surf Air Mobility. “With a strengthened balance sheet, significantly improved airline operations and strong momentum in our software business powered by Palantir, we have confidence in our ability to achieve our goals in 2025, in advance of entering our planned Expansion phase in 2026.”

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Significant achievements in the second quarter, compared with the first quarter, include:

•
Scheduled Service revenue growth of over 20% and profitability in air operations driven by improvement in controllable completion factor from 82% to 95%
•
On Demand revenue growth greater than 5% with a seven-percentage point improvement in margins, driven by an increase in the number of charter flights and the positive impact of BrokerOS software on the business
•
Raised $44.7 million in equity capital that strengthened the Company’s balance sheet and enhanced the Company’s ability to execute its strategy

Ms. White continued, “Revenue and Adjusted EBITDA outperformed our expectations, we achieved profitability for the quarter in our airline operations, and we have reaffirmed our 2025 guidance that revenues will exceed $100 million and that airline operations will achieve profitability for fiscal year 2025.”(1)

Second Quarter Financial Highlights(2):

Revenue

•
Revenue of $27.4 million for the second quarter of 2025 exceeded the Company’s expectation of $23.5 million - $26.5 million
•
As compared with the first quarter, revenue rose 17% with Scheduled Service revenue increasing 20% and On Demand revenue increasing 5%
•
On a year-over-year basis, revenue decreased 15%, as expected, due to the Company exiting unprofitable scheduled routes and focusing on profitability in its On Demand business. Scheduled Service revenue decreased 12% and On Demand revenue decreased 26%, respectively

Net Loss

•
For the second quarter of 2025, the Company generated a net loss of $28.0 million as compared with a net loss of $27.0 million in the prior year period. A $9.3 million reduction in operating loss was offset by an increase of $7.6 million in non-cash changes in the fair value of financial instruments and an increase of $1.9 million in interest expense reflecting the Company’s higher debt balance
•
On a sequential basis, net loss increased 52%, driven by a $2.6 million reduction in operating loss offset by a $12.2 million increase in other expenses, mainly due to non-cash changes in the fair value of financial instruments

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Adjusted EBITDA

•
Adjusted EBITDA loss of $9.5 million for the second quarter of 2025 outperformed the Company’s expectation of a $10.0 - $13.0 million loss
•
As compared with the first quarter, Adjusted EBITDA improved by $4.8 million driven by profitability in the airline operations
•
On a year-over-year basis, Adjusted EBITDA improved by $2.3 million driven by improved profitability in the airline operations
•
Adjusted EBITDA loss excludes the impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items
•
See the Adjusted EBITDA table for the reconciliation from Net Loss to Adjusted EBITDA

Key Developments and Progress Against the Transformation Plan

During the second quarter, the Company continued to make significant progress against its Transformation Plan.

Phase 1 – Transformation

The first phase of the Transformation Plan was completed in 2024, and during the second quarter, the Company achieved an incremental milestone:

•
Raised $44.7 million in equity capital through a combination of registered direct offerings, private sales of shares, and draws under its share subscription facility

Phase 2 – Optimization (2025-2026)

Milestones achieved during the second quarter on the Optimization phase of the Transformation Plan included:

Optimizing Airline Operations

•
Improved key operating performance measures, including on-time departure, on-time arrival and controllable completion, by double-digit percentages as compared with the prior year
•
Achieved profitability in its airline operations for the quarter(1)
•
Secured an interline agreement with Japan Airlines, its fifth interline agreement with a major international carrier and the first with a foreign carrier
•
Renewed an Essential Air Service contract for Kalaupapa, Hawaii for $9.9 million in total contract value spanning four years
•
Invested in interior and exterior fleet refurbishment

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Recalibrating On Demand Business

•
Renewed focus on profitable products generating a substantial improvement in margins, achieving positive margins in the On Demand business for the month of June
•
Signed volume purchase agreements with two operators, each beta users of the SurfOS platform, to improve margins
•
Expanded relationships to over 425 operators since inception

Driving Efficiencies from SurfOS

•
Introduced three flagship products: BrokerOS, OperatorOS and OwnerOS
•
BrokerOS developments:
•
Signed LOI agreements for future purchases of SurfOS modules with operators and brokers
•
Implemented a sales quote lead form and mobile app which enables charter operators to accelerate quote creation and improve conversion
•
Added integrations with new data sources to increase charter supply and improve accuracy of pricing and aircraft availability
•
Consolidated charter supply sourcing to enable personalized offerings and intelligent charter aircraft recommendations
•
Operator OS developments:
•
Rolled out flight and crew scheduling tool developed with Palantir to optimize scheduled flight operations
•
Completed the launch of FlightDocs to streamline maintenance processes

Recent Developments

After the second quarter, the Company and Palantir entered into a five year software licensing agreement naming the Company as Palantir’s exclusive partner with respect to the configuration and sale of software to Part 135 operators and charter brokers. The agreement grants the Company the ability to sub-license certain of its rights to third-party clients. Additionally, the agreement contemplates the Company and Palantir teaming to bid on software development projects for Part 135 operators and brokers, aircraft manufacturers, and the FAA.

In July, $29.9 million of convertible notes were equitized deleveraging the Company’s balance sheet. As a result of the capital raises and conversion previously described, the Company had 42,826,070 shares of common stock, $0.0001 par value per share, outstanding as of August 8, 2025.

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In July, the Company renewed an Essential Air Service contract for Waimea, Hawaii for $4.2 million in total contract value spanning four years.

Financial Outlook

Third Quarter 2025 Guidance

•
Third quarter revenue in the range of $27.0 million to $28.5 million. These expectations reflect the exiting of unprofitable scheduled routes and a continued focus on profitability for the On Demand business
•
Adjusted EBITDA loss in the range of $10.0 million to $8.5 million, which excludes the expected impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items. The Adjusted EBITDA loss range for the third quarter reflects consistent performance against key operating metrics in airline operations as well as investments in R&D

Full Year 2025 Guidance

The Company continues to implement the Optimization phase of its Transformation Plan, which includes the optimization of its airline operations, the recalibration of its On Demand business, as well as efforts to drive efficiencies through the implementation of the SurfOS operating system. As previously disclosed, the Company continues exiting unprofitable scheduled routes and is prioritizing profitability over revenue growth.

As a result, the Company reaffirms its expectations that 2025 revenues will exceed $100 million and that airline operations will achieve profitability in 2025, defined as positive Adjusted EBITDA.

(1) Profitability is defined as positive Adjusted EBITDA

(2) Results are unaudited.

Conference Call

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Surf Air Mobility will host a conference call today at 5:00 pm ET. Interested parties can register in advance to listen to the webcast here or can find a link on the ‘Events & Presentations’ section of our investor relations website.

Alternatively, listeners may dial into the call as follows:

North America - Toll-Free (800) 715-9871

International (Toll) - (646) 307-1963

Conference ID: 4775356

Contacts

For Press:
press@surfair.com

For Investors:
investors@surfair.com

Source: Surf Air Mobility Inc.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform and one of the largest commuter airlines in the U.S. by scheduled departures as well as the largest passenger operator of Cessna Caravans in the U.S. In addition to its airline operations, Surf Air is currently developing an AI powered airline software operating system and is working toward certification of electric powertrain technology. We plan to offer our technology solutions to the entire regional air mobility industry to improve safety, efficiency, profitability and reduce emissions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Surf Air Mobility’s future results of operations and financial position; future performance against key operating metrics; business strategy; plans and objectives of management for future operations; Surf Air Mobility’s implementation of its Transformation

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Plan and the expected benefits of this plan; travel trends; developments on key strategic initiatives; Surf Air Mobility’s profitability and future financial results; and Surf Air Mobility’s balance sheet and liquidity. Readers of this press release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results, outcomes or events, or the timing of such results, outcomes or events, to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s ability to meet the requirements of its term loan credit facility or other debt obligations; Surf Air Mobility’s limited operating history; the powertrain technology Surf Air Mobility plans to develop does not yet exist and remains subject to approval by regulators; the impact of changes in the U.S. or foreign trade policies, including the imposition of tariffs and other protectionist trade measures, and other factors beyond Surf Air Mobility’s control; Surf Air Mobility’s ability to maintain and strengthen its brand and its reputation as a regional airline; any accidents or incidents involving aircraft, including those involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of software technology platforms; hybrid-electric and fully-electric powertrains and other products and services, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; risks from the integration of business acquisitions that could adversely affect Surf Air Mobility’s business, divert the attention of management, and dilute shareholder value; increased costs as a result of operating as a public company, and the requirement that management devote substantial time to comply with Surf Air Mobility’s public company responsibilities and corporate governance practices; the inability of Surf Air Mobility’s customers and potential customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms

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and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange as well as with changes in applicable laws or regulations, and the impact of the regulatory environment; and general economic conditions. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

Footnotes

Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Surf Air Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

We have not provided a reconciliation of such forward-looking non-GAAP Adjusted EBITDA to the most directly comparable GAAP financial measure, forward-looking GAAP net loss, because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors.

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Unaudited Condensed Consolidated Balance Sheets as of June 30, 2025, and December 31, 2024 (in $ thousands):

	June 30, 2025	December 31, 2024
Assets:
Current assets:
Cash	$22,571	$21,107
Accounts receivable, net	5,308	4,257
Prepaid expenses and other current assets	10,836	8,511
Total current assets	38,715	33,875
Restricted cash	4,978	568
Property and equipment, net	42,003	42,213
Intangible assets, net	21,543	23,118
Operating lease right-of-use assets	14,983	17,046
Finance lease right-of-use assets	957	1,115
Other assets	5,804	6,123
Total assets	$128,983	$124,058
Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$19,466	$17,976
Accrued expenses and other current liabilities	49,590	45,496
Deferred revenue	17,853	17,393
Current maturities of long-term debt	2,610	2,543
Operating lease liabilities, current	3,809	4,120
Finance lease liabilities, current	263	265
SAFE notes at fair value, current	9	13
Due to related parties, current	3,476	1,804
Total current liabilities	97,076	89,610
Long-term debt, net of current maturities	60,695	59,883
Convertible notes at fair value, non-current	5,879	7,347
Operating lease liabilities, long term	10,524	11,540
Finance lease liabilities, long term	813	948
Due to related parties, long term	50,046	50,457
Other long-term liabilities	19,433	24,270
Total liabilities	$244,466	$244,055
Commitments and contingencies (Note 10)
Shareholders’ deficit:
Common stock, $0.0001 par value; 800,000,000 shares authorized as of both June 30, 2025 and December 31, 2024; 36,561,659 shares issued and outstanding as of June 30, 2025 and 16,933,692 shares issued and outstanding as of December 31, 2024	$4	$2
Additional paid-in capital	608,420	557,444
Accumulated deficit	(723,907)	(677,443)
Total shareholders’ deficit	$(115,483)	$(119,997)
Total liabilities and shareholders’ deficit	$128,983	$124,058

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Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2025 and 2024: (in $ thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$27,431	$32,366	$50,937	$62,990
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization	24,058	27,729	48,764	56,218
Technology and development	2,734	5,658	5,414	12,667
Sales and marketing	1,501	2,578	3,154	5,587
General and administrative	12,628	19,596	23,514	44,205
Depreciation and amortization	2,441	2,062	4,589	4,040
Total operating expenses	43,362	57,623	85,435	122,717
Operating loss	$(15,931)	$(25,257)	$(34,498)	$(59,727)
Other income (expense):
Changes in fair value of financial instruments carried at fair value, net	$(7,753)	$(154)	$(2,357)	$(669)
Interest expense	(3,766)	(1,911)	(7,661)	(3,582)
Gain on extinguishment of debt	—	—	39	—
Other expense	(612)	304	(2,104)	(51)
Total other income (expense), net	$(12,131)	$(1,761)	$(12,083)	$(4,302)
Loss before income taxes	(28,062)	(27,018)	(46,581)	(64,029)
Income tax benefit	64	35	117	81
Net loss	$(27,998)	$(26,983)	$(46,464)	$(63,948)
Net loss per share applicable to common shareholders, basic and diluted	$(1.34)	$(2.31)	$(2.46)	$(5.62)
Weighted-average number of common shares used in net loss per share applicable to common shareholders, basic and diluted	20,902,901	11,698,708	18,925,445	11,371,407

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Unaudited Non-GAAP Financial Measures; Reconciliation of Net Loss to Adjusted EBITDA for the Three and Six Months Ended June 30, 2025 and June 30, 2024 (in $ thousands):

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2025	2024	2025	2024
Net Loss	$(27,998)	$(26,983)	$(46,464)	$(63,948)
Addback:
Depreciation and amortization	2,441	2,062	4,589	4,040
Interest expense	3,766	1,911	7,661	3,582
Income tax expense (benefit)	(64)	(35)	(117)	(81)
Stock-based compensation expense	3,810	7,353	5,689	19,996
Changes in fair value of financial instruments	7,753	154	2,357	669
Gain on extinguishment of debt	—	—	(39)	—
Transaction costs	—	588	—	1,176
Data license fees	—	3,125	—	6,250
Restructuring costs and other	751	—	2,431	—
Adjusted EBITDA	$(9,541)	$(11,825)	$(23,893)	$(28,316)